STOCK COMPENSATION PROGRAM
                               FOR
                     NON-EMPLOYEE DIRECTORS
                               OF
                         USG CORPORATION




         This document is the definitive statement of the Stock
Compensation Program for Non-Employee Directors of USG
Corporation (the "Program").


1. Purpose. The purpose of the Program is to attract and retain outstanding non-employee directors by enabling them to participate in the Corporation's growth through automatic, nondiscretionary awards of restricted shares of common stock of the Corporation.


2. Eligibility. Eligibility for participation in the Program is limited to persons then currently serving as directors of the Corporation who are not "employees" of the Corporation (or any of its subsidiaries) within the meaning of the Employee Retirement Income Security Act of 1974 or for federal income tax withholding purposes (the "Participants").


3. Stock Available for the Program. Shares of the common stock of the Corporation, $0.10 par value ("Common Stock"), available for issuance pursuant to the Program shall be authorized and unissued shares or treasury shares of the Corporation. An aggregate of 100,000 shares of Common Stock shall be so available. No awards shall be made under the Program after 1999.


4. Awards of Restricted Stock. Awards under the Program shall be made as follows.

         4.1. Dates and Amounts. An award shall be made to each of the Participants on the 25th day of September (or on the next day that the New York Stock Exchange shall be open for trading if not open on the 25th day of September), in an amount of shares of Common Stock equivalent to one-quarter of the then current annual retainer payable to non-employee directors (rounded up to the next whole share in the event of fractional shares) based on the mean of the high and low sales prices of a share of the Common Stock on such date as reported on the New York Stock Exchange composite tape.

         4.2. Insufficient Shares. If at any time the remaining shares authorized for issuance under the Program shall be insufficient to satisfy the awards as calculated pursuant to the immediately preceding provisions, then the shares remaining shall be distributed among the Participants on a pro rata basis.


5. Restrictions. The shares awarded pursuant to Article 4 have not been registered with the Securities and Exchange Commission (the "Commission"). None of the Participants shall sell, assign, exchange, donate, pledge, or encumber any of such shares unless they shall have been registered with the Commission, which the Corporation is not obligated to do, or they shall be eligible for an exemption from registration, such as a sale in compliance with the Commission's Rule 144 after the shares have been held not less than two years from the date of grant (the period from the date of a grant of shares until such registration or exemption is herein referred to as the "Restriction Period" with respect to such shares). Such shares and awards also shall be subject to the following conditions.

         5.1. Legend and Custody. The Corporation shall issue certificates representing the shares granted pursuant to
         Article 4 registered in the name of the respective Participants. Such certificates shall bear legends referring to the restrictions applicable to the awards as deemed appropriate or desirable by the Corporation.

         5.2. Change in Control. In the event of a "change in control" of the Corporation during the Restriction Period, the shares granted pursuant to Article 4 shall be converted to cash on the basis of the "change in control price", and such cash shall be paid to each Participant respectively.

             5.2.1. For purposes of this Article 5.2, "change in control" means the happening of any of the following:

                            (a)  When any "person" as defined in Section
                  3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Act"), and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof but excluding the Corporation and any subsidiary and any employee benefit plan sponsored or maintained by the Corporation or any subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act) of securities of the Corporation representing 20 percent or more of the combined voting power of the Corporation's then outstanding securities (excluding the acquisition by Water Street Corporate Recovery
                  Fund I, L.P. of voting securities of the Corporation upon the consummation of the Corporation's Prepackaged Plan of Reorganization on May 6, 1993);

                            (b)  When, during any period of 24
                  consecutive months during the Restriction Period, the individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof; provided, however, that a director who was not a director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such director was elected by, or on the recommendation of or with the approval of, at least two-thirds of the directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Article 5.2; or

                            (c)  The approval by the stockholders of the
                  Corporation of a transaction involving the acquisition of the Corporation by an entity other than the Corporation or a subsidiary through purchase of assets, by merger, or otherwise.

             5.2.2. For purposes of this Article 5.2, "change in control price" shall mean the highest price per share paid in any transaction reported on the New York Stock Exchange composite tape, or paid or offered in any bona fide transaction related to a change in control of the Corporation at any time during the sixty-day period immediately preceeding the occurrence of the change in control, in each case as determined by the Board of Directors.


6. Other Benefits and Rights of Participants. Participants shall be entitled to the following benefits and rights.

         6.1. Purchase Price; Income Taxes. The purchase price for all of the shares granted pursuant to Article 4 above shall be zero. Under current provisions of the Internal Revenue Code, the value of Common Stock becomes taxable income to the recipient on the date of grant, and the Corporation will be entitled to a deduction of such value as compensation in the year paid. The value will be determined by multiplying the number of shares on the date of grant by the mean of the high and low sales prices of a share of Common Stock on the date of such event as reported on the New York Stock Exchange composite tape.


         6.2. Rights of Participants. During the Restriction Period, each Participant shall have all the benefits and rights of a registered stockholder, including, but not by way of limitation, the right to vote the shares granted pursuant to Article 4 an of Article 5 shall remain in force during such time and shall be a limitation on such benefits and rights.

         6.3. Release of Restrictions. If the Restriction Period expires without the occurrence of any of the conditions specified or described in Article 5.2, the Corporation at that time promptly shall deliver to the Participant in exchange for any certificate or certificates theretofore so delivered, a certificate or certificates bearing no legends and otherwise freed of restrictions for shares granted pursuant to Article 4.


7. Changes in Capitalization or Organization. Nothing contained in this document shall alter or diminish in any way the right and authority of the Corporation to effect changes in its capital or organizational structure; provided, however, that the following procedures shall be recognized.

         7.1. Stock Split, Stock Dividend, or Extraordinary Distribution. In the event the number of shares of Common Stock of the Corporation is increased at any time during the Restriction Period by a stock split, by declaration by the Board of Directors of the Corporation of a dividend payable only in shares of such stock, or by any other extraordinary distribution of shares, the number of shares granted pursuant to Article 4 shall be proportionately adjusted.

         7.2. Organizational Changes. In the event a merger, consolidation, reorganization, or other change in corporate structure materially changes the terms or value of the common stock of the Corporation, the number of shares granted pursuant to Article 4 shall be adjusted in such manner as the Board of Directors in its sole discretion shall determine to be equitable and consistent with the purposes of the Program. Such determination shall be conclusive for all purposes with respect to the grant made in Article 4.


8. Listing, Registration, and Legal Compliance. Each award made pursuant to Article 4 shall be subject to the requirement that if at any time counsel to the Corporation shall determine that the listing, registration or qualification thereof or of any shares of the Common Stock subject thereto upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with such award or delivery of shares of the Common Stock thereunder, no such award may be made or implemented unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained free of any conditions not acceptable to the Corporation. The holder of any such award shall supply the Corporation with such certificates, representations and information as the Corporation shall request and shall otherwise cooperate with the Corporation in effecting or obtaining such listing, registration, qualification, consent, approval or other action.


9. Reports. The Corporation shall deliver to each Participant, not less frequently than once each year, a report stating the number of shares of the Stock held under the Program by such Participant and the dates on which the Restriction Period or Periods on same will end.


10. Termination or Amendment of the Program. The Board of Directors reserves the right to terminate or amend the Program at any time; provided, however, that (i) such action shall not adversely affect the rights of any Participant with respect to awards of Common Stock theretofore made; (ii) such action shall not increase the amount of Common Stock available for the Program as specified in Article 3 without the approval of the stockholders of the Corporation; and (iii) the Program shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code, the Employee Retirement Income Security Act, or the rules thereunder.





Chicago, Illinois
February 8, 1995